Exhibit 15.3

KPMG Huazhen LLP 8th Floor, KPMG Tower Oriental Plaza 1 East Chang An Avenue Beijing 100738 China Telephone +86 (10) 8508 5000 Fax +86 (10) 8518 5111 Internet kpmg.com/cn	毕马威华振会计师事务所 (特殊普通合伙) 中国北京 东长安街1号 东方广场毕马威大楼8层 邮政编码:100738 电话 +86 (10) 8508 5000 传真 +86 (10) 8518 5111 网址 kpmg.com/cn

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-230955) on Form S-8 and registration statement (No. 333-259304 and No. 333-293400) on Form F-3 of our report dated April 26, 2024, with respect to the consolidated financial statements of CNFinance Holdings Limited.

/s/ KPMG Huazhen LLP

Guangzhou, China

April 30, 2026

KPMG Huazhen LLP, a People's Republic of China

partnership and a member firm of the KPMG global

organisation of independent member firms affiliated with

KPMG International Limited, a private English company

limited by guarantee.

毕马威华振会计师事务所(特殊普通合伙) — 中国合伙制会计 师事务所，是与毕马威国际有限公司(英国私营担保有限公 司)相关联的独立成员所全球组织中的成员。